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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 4, 2000

                             ---------------------

                                  ABAXIS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                          000-19720                   77-0213001
(State or other jurisdiction of       (Commission File Number)          (I.R.S. Employer)
incorporation or organization)                                         Identification No.)

   3240 WHIPPLE ROAD, UNION CITY, CA                                      94587
(Address of principal executive offices)                                (Zip Code)



       Registrant's telephone number, including area code: (408) 734-0200

                  1320 Chesapeake Terrace, Sunnyvale, CA 94089

             (Former name or address, if changes since last report)



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits

Exhibit No.    Description
3.1            Certificate of Determination of Rights, Preferences, Privileges
               and Restrictions of Series D Preferred Stock of the Registrant,
               filed with the Secretary of State of California on September 22,
               2000.

4.1 Securities Subscription Agreement, dated October 4, 2000, by and among the Registrant and the buyers listed on the Schedule of Buyers thereto ("Buyers").

4.2            Form of Warrant issued to Buyers pursuant to the Securities
               Subscription Agreement.

99.1 Press Release dated October 4, 2000 announcing the execution of the Securities Subscription Agreement.
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ITEM 5. OTHER EVENTS.

     On October 4, 2000, Abaxis, Inc. (the "Company") closed the sale of 5,500 shares of Series D Convertible Preferred Stock ("Series D Preferred Stock") to purchasers (the "Series D Financing"). The Company sold the Series D Preferred
Stock at a price of $1,000 per share for a total offering of $5,500,000 and was authorized to sell up to 10,000 shares of Series D Preferred Stock for a total offering of up to $10,000,000. The Company realized net proceeds for the sale, after fees, totaling approximately $5,100,000. The Company plans to use the net proceeds for capital equipment expenditures and general working capital purposes.

     The Series D Preferred Stock is convertible into the Company's Common Stock at the initial conversion price of $1,000 (the "Series D Conversion Price").
Each purchaser received 50 five year warrants to purchase the Company's Common
Stock at $7.00 per share for each share of Series D Preferred Stock purchased.
The Series D Conversion Price is subject to adjustment for stock splits, stock combinations, recapitalizations and the like as more fully set forth in the Certificate of Designation for the Series D Preferred Stock (the "Certificate of
Designation"). The Series D Preferred Stock may be converted into the Company's
Common Stock at any time after issuance thereof. The number of shares of Common
Stock into which each share of Series D Preferred Stock may be converted shall be determined by dividing $1,000 by the Series D Conversion Price in effect at the time of conversion. Each share shall automatically be converted upon the earlier to occur of: (i) September 27, 2005; provided, however, that if the closing sales price of the Common Stock as reported on the Nasdaq National
Market System is less than $7.00 (as adjusted to reflect any stock dividends, stock splits, stock combinations or recapitalizations) for each of the twenty
(20) consecutive trading days immediately prior to and including September 27, 2005, then the Series D Preferred Stock will convert into Common Stock automatically upon the earlier to occur of (A) September 27, 2006 or (B) on the first date following the first anniversary of the date of filing the Certificate of Designation that the closing sales price of the Company's Common Stock as reported on

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the Nasdaq National Market System has exceeded $14.00 (as adjusted to reflect any stock dividends, stock splits, stock combinations, recapitalizations or similar events) for the twenty (20) consecutive trading days immediately prior to such date (the "Market Conversion Date"); and provided, further, however, that if the closing sales price of the Common Stock as reported on the Nasdaq
National Market System is $7.00 or greater for any twenty (20) consecutive trading days following the first anniversary of the filing of the Certificate of Designation, then the one year extension of the automatic conversion date provided for in the preceding clause above, will not apply, and the conversion date will remain the earlier to occur of (A) September 27, 2005 or (B) the Market Conversion Date; or (ii) the Market Conversion Date.

     The Company has agreed to file a registration statement Form S-3 no later than forty-five (45) days after the execution date of the Securities
Subscription Agreement and has agreed to keep the registration effective until the earlier of one year thereafter or until all the Series D Preferred Stock has been resold pursuant to an effective registration statement.

     The foregoing description of the Series D Financing is qualified in its entirety by the Securities Subscription Agreement, dated October 4, 2000, and the other agreements and instruments executed in connection therewith, copies of which are attached as exhibits to this Current Report on Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of October, 2000.

                                        Abaxis, Inc.



                                        By: /s/ Donald Stewart
                                            ------------------------------------
                                            Donald Stewart
                                            Chief Financial Officer



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                                INDEX TO EXHIBITS

Exhibit No.    Description
3.1            Certificate of Determination of Rights, Preferences, Privileges
               and Restrictions of Series D Preferred Stock of the Registrant,
               filed with the Secretary of State of California on September 22,
               2000.

4.1 Securities Subscription Agreement, dated October 4, 2000, by and among the Registrant and the buyers listed on the Schedule of Buyers thereto ("Buyers").

4.2            Form of Warrant issued to Buyers pursuant to the Securities
               Subscription Agreement.

99.1 Press Release dated October 4, 2000 announcing the execution of the Securities Subscription Agreement.




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